UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2023

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)

(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	OTCQB Venture Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 08.01.	Other Events.

On January 10, 2023, Evofem Biosciences, Inc. (the “Company”) issued a press release announcing that Phexxi® (lactic acid, citric acid, potassium bitartrate) has been added to the Costco Member Prescription Program, a prescription drug discount card program that provides eligible Costco members and their eligible dependents the ability to obtain lower prices on Phexxi and other participating drugs at participating pharmacies. A copy of the Press Release that includes the announcement of the above is furnished herewith as Exhibit 99.1.

Exhibit No.	Description
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: January 10, 2023	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer